Exhibit h (vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

AMENDMENT #1 TO EXHIBIT 1
SHAREHOLDER SERVICES AGREEMENT

      Independence One Prime Money Market Fund

            Class K Shares (REDESIGNATED 10/1/99)            September 19, 1995
      Independence One Equity Plus Fund

            Class B Shares                                  October 1, 1999
      Independence One U.S. Government Securities Fund
            Class B Shares                                  October 1, 1999

As revised:  10/1/99